Consolidated Contact:	North Pittsburgh Contact:
Stephen Jones	Allen Kimble
Vice President - Investor Relations	Senior Vice President
217-258-9522	724-443-9583
investor.relations@consolidated.com

Consolidated Communications Reaches a Definitive Merger Agreement to Acquire North Pittsburgh Systems, Inc. for $375.1 Million
- Expands Consolidated’s Markets by Adding over 127,000 Access Line Equivalents -
- Free Cash Flow Accretive in First Year -
- Maintains Current Dividend and Improves Payout Ratio -

Mattoon, IL and Gibsonia, PA – July 2, 2007 – Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) announced today that it has entered into a definitive agreement to acquire North Pittsburgh Systems, Inc. (Nasdaq: NPSI) for $25 per share in a taxable cash and stock transaction with a total consideration of $375.1 million, based on Consolidated’s June 29, 2007 closing price.  This represents a 17.6 percent premium over North Pittsburgh’s closing price on June 29, 2007.  North Pittsburgh shareholders may elect to exchange each share of North Pittsburgh common stock for either $25 in cash or 1.1061947 shares of Consolidated common stock, subject to proration so that 80 percent of the North Pittsburgh shares will be exchanged for cash and 20 percent for stock. The share exchange ratio is fixed and is not subject to any collars.

Consolidated intends to finance the cash portion of the purchase price with debt and cash on hand.    Consolidated has obtained a commitment for the financing necessary to complete the transaction from Wachovia Bank, N.A.  Wachovia Securities is also Consolidated’s financial advisor on this transaction and has rendered a fairness opinion in connection with the transaction to the Board of Directors of Consolidated.

On a pro forma basis, for the twelve months ending March 31, 2007, the combined company would have had revenues of approximately $425.5 million, 293,400 ILEC access lines, 66,300 CLEC access line equivalents, 72,200 DSL subscribers and 1,400 employees.

“The North Pittsburgh team has established a strong reputation with its customers and in the communities it serves,” said Bob Currey, Consolidated’s president and chief executive officer. “North Pittsburgh delivers an attractive market, a strong network, and a history of success, providing a solid foundation on which we can build. Consolidated has a proven track record of combining telecommunications properties and achieving efficiencies for the combined company.  We believe North Pittsburgh will be an excellent complement to our Illinois and Texas operations.”

“For the past 101 years, we have focused on building a high quality integrated telecommunications business in Western Pennsylvania,” said Harry Brown, president and chief executive officer.  “Consolidated is a leader in delivering innovative products, such as IPTV, to its markets and we believe this merger provides an exciting opportunity to expand upon our existing offerings. In addition, we are confident Consolidated’s customer focus will benefit both our customers and shareholders.”

The acquisition is not subject to a financing condition and is expected to close either in the fourth quarter of 2007 or first quarter of 2008, subject to certain customary conditions, including approvals from federal and state regulators and North Pittsburgh’s shareholders.  North Pittsburgh will pay its regular July dividend and expects to pay its regular dividend in October, but has agreed not to pay further dividends.  North Pittsburgh expects to call a shareholders meeting for Fall 2007, at which this transaction will be submitted to North Pittsburgh’s shareholders for approval and the company will hold its 2007 annual meeting for the election of directors and other matters.  Approval by Consolidated’s shareholders is not required.

Strategic Rationale
With the acquisition of North Pittsburgh, Consolidated adds growing, affluent markets that are supported by an advanced network.  The network can be leveraged to increase the penetration of broadband products and, with limited capital investment, to rollout video service. Approximately 99 percent of North Pittsburgh access lines are currently DSL capable and Consolidated expects to launch its video product in the Western Pennsylvania markets in 2008.  Upon close of the transaction, Consolidated expects to realize both annual operating and capital synergies.  Operating synergies are estimated at approximately $7.0 million in 2008 and approximately $11.0 million in 2009 and beyond.  Capital synergies are estimated at approximately $3.0 million in 2008 and $6.0 million in 2009 and beyond.  In addition, Consolidated estimates the transaction will be accretive to cash flow by approximately 6.0 percent (which Consolidated tracks as cash available to pay dividends), after synergies, in the first full year of operations.

North Pittsburgh Operating Statistics at March 31, 2007
•	ILEC lines were 61,500.
•	CLEC access line equivalents were 66,300.
•	DSL subscribers were 16,300.

Conference Call Information
Consolidated will host a conference call today, July 2, 2007 at 10:00 a.m. Central Time to discuss the acquisition.  The call is being webcast and both the slides and webcast can be accessed from the “Investor Relations” section of the company’s website at http://www.consolidated.com.  The webcast will also be archived on the company’s website.  If you do not have internet access, the conference call dial-in number is 1-800-642-1783.  International parties can access the call by dialing 1-706-679-5600.  A telephonic replay of the conference call will also be available starting two hours after completion of the call until July 5, 2007 at midnight Eastern Time.  To hear the replay, parties in the United States and Canada should call 1-800-642-1687 and international parties should call 1-706-645-9291 and enter pass code 5047553.

Other Information
Evercore Group L.L.C. is North Pittsburgh’s financial advisor and rendered a fairness opinion to North Pittsburgh. Hughes Hubbard & Reed LLP and Thomas, Thomas, Armstrong & Niesen acted as legal counsel to North Pittsburgh. Schiff Hardin LLP acted as legal counsel to Consolidated.

Safe Harbor
Any statements other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as “estimate,” "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include Consolidated’s ability to complete the acquisition, successfully integrate North Pittsburgh’s operations and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of Consolidated and North Pittsburgh, including  various risks to shareholders of not receiving dividends and risks to Consolidated’s ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated’s common stock; the substantial amount of debt and Consolidated’s ability to incur additional debt in the future; Consolidated’s need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in the debt agreements that limit the discretion of management in operating the business; the ability to refinance the existing debt as necessary; regulatory changes, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated’s possible pursuit of acquisitions; economic conditions in the Consolidated and North Pittsburgh service areas in Illinois, Texas and Pennsylvania; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated’s network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations.  These and other risks and uncertainties are discussed in more detail in Consolidated’s and North Pittsburgh’s filings with the Securities and Exchange Commission, including our respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management’s ability to control or predict.  All forward-looking statements attributable to Consolidated, North Pittsburgh or persons acting on behalf of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and the companies’ filings with the Securities and Exchange Commission.  Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, Consolidated and North Pittsburgh do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Prospectus/Proxy Statement

This material is not a substitute for the prospectus/proxy statement Consolidated Communications Holdings, Inc and North Pittsburgh Systems, Inc. will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Consolidated Communications Holdings, Inc. and North Pittsburgh Systems, Inc. with the Securities and Exchange Commission will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to Consolidated Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, Pennsylvania 15044, Attention: Investor Relations. The final prospectus/proxy statement will be mailed to shareholders of North Pittsburgh Systems, Inc.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Consolidated Communications Holdings, Inc and North Pittsburgh Systems, Inc., and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Consolidated Communications Holdings, Inc. is set forth in the proxy statement for Consolidated Communications Holdings, Inc.’s 2007 annual meeting of shareholders. Information about the directors and executive officers of North Pittsburgh Systems, Inc. is set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.

About Consolidated Communications Holdings, Inc.
For more information please visit http://ir.consolidated.com.

About North Pittsburgh Systems, Inc.
For more information please visit http://www.northpittsburgh.com/relations.asp.